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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated September 15, 1998, on the financial statements of Tom Allen Construction Company included in the Current Form 8-K of Quanta Services, Inc. and to the incorporation by reference of said report into Quanta Services, Inc.'s previously filed Registration Statements on Form S-8 (FILE NOS. 333-47069 and 333-56849).

/s/ GANIM, MEDER, CHILDERS & HOERING, P.C.
GANIM, MEDER, CHILDERS & HOERING, P.C.

Belleville, Illinois
June 14, 1999